EXHIBIT 10.11
                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this "Agreement") made as of this 12th day of April, 2001 is by and between Intraco Systems, Inc., a Nevada corporation, with its principal place of business at 3998 FAU Blvd, Suite 210 Suite 300, Boca Raton, FL 33431 (the "Company"), and Titlest Investments and Keva Martin, Principal, with its principal place of business at 2901 Clint Moore Road, #339, Boca Raton, FL (the "Consultant").

                                R E C I T A L S:

The Company is a public company whose stock is publicly traded on the NASDAQ BB, and desires to retain Consultant.

Consultant is in the business of providing consulting services and desires to provide certain additional consulting services to the Company in accordance with the terms and conditions contained hereinafter.

The Company desires to pay consultant for such services and through the issuance of common stock as compensation.

NOW, THEREFORE, the parties hereto hereby agree as follows:

         CONSULTING SERVICES. The Consultant is hereby retained by the Company to provide consulting services to the Company, as said services relate to corporate finance matters, including advice regarding acquisitions, mergers and joint ventures. Consultant shall provide such consulting services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require Consultant to devote a minimum number of hours per calendar month toward the performance of services. The level of services that may reasonably be requested hereunder shall be dependent, in part, on the amount of compensation to be paid Consultant by the Company hereunder. Unless otherwise agreed to by Consultant, all services hereunder shall be performed by Consultant, in its sole discretion, at its place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by Consultant hereunder may be performed by any employee or consultant to Consultant.

         COMPENSATION. In consideration for the performance of services hereunder, the Company hereby agrees to pay Consultant the aggregate sum of 1,500,000 shares of the Company's common stock as full compensation for the term of this Agreement, based on the current stock price of approximately $.05 per share, as follows: (a) 500,000 shares shall be issued for services rendered and to be rendered in fiscal 2001, (b) 500,000 shares shall be issued for services to be rendered in fiscal 2002, and (c) 500,000 shares shall be issued for introduction of potential customers and acquisitions. The Consultant is responsible for all of his incidental out of pocket expenses. The Company hereby agrees to pay on a pre-approval basis extraordinary expenses incurred by Consultant in connection with such services to be rendered hereunder. Consultant may, from time to time, deem it to be in the best interests of the Company to retain an outside consultant in connection with certain specific acquisitions or proposed transactions. In such event, the Company hereby agrees to pay any and all fees and expenses of such consultant. In addition, Titlest shall receive 500,000 cashless options at a price of $.10.

         TERM. The term of this Agreement shall be for one year commencing as of the date first written above and terminating one day prior to the first anniversary hereof; provided, however, that this Agreement shall be renewable for subsequent one year terms, by mutual agreement of the parties in writing, at least thirty (30) days prior to the expiration of the then current term.

         INDEMNIFICATION. The Company hereby agrees to indemnify, defend and hold harmless Consultant, its officers, directors, principals, employees, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by Consultant, unless such Losses were the result of the intentional misconduct or gross misconduct of Consultant; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

         REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants that any and all information supplied hereunder to Consultant in connection with any and all services to be performed hereunder by Consultant for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Consultant to adequately provide accounting and acquisition related consulting services hereunder and/or to initiate and/or effectuate introductions on behalf of the Company with respect to potential acquisitions is dependent upon the prompt dissemination of accurate, correct and complete information to Consultant. In addition, and notwithstanding anything contained herein to the contrary, nothing hereunder shall obligate Consultant to make any minimum number of introductions hereunder or to initiate any merger or acquisitions involving or relating to the Company. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

         ENTIRE AGREEMENT. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         AMENDMENT. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

         SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         CONSTRUCTION AND ENFORCEMENT. This Agreement shall be construed and interpreted in accordance with the laws of the state of Florida. The parties hereto agree that any dispute arising under this Agreement, whether during the Term of at any subsequent time, shall be resolved exclusively through arbitration in the state of Florida.

         BINDING NATURE. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

         COUNTERPARTS. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Intraco Systems, Inc., Inc.


By: /s/ JACK BERGER
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     Jack Berger, President


Titlest Investments


By: /s/ KEVA MARTIN
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    Keva Martin